ASA Gold and Precious Metals Limited 8-K

Exhibit 99.1

March 31, 2025

Contact:
Rights Plan Committee of the Board of ASA Gold and Precious Metals, Ltd.
c/o Zachary Tackett, Corporate Secretary
(207) 347-2076
zac.tackett@apexgroup.com

For Immediate Release:

ASA Gold and Precious Metals Fund Adopts Limited-Duration Shareholder Rights Plan

Designed to Ensure that All Shareholders Have a Voice in Deciding the Company’s Future

Portland, Maine, March 31, 2025 – The Rights Plan Committee (the “Committee”) of the Board of Directors (the “Board”) of ASA Gold and Precious Metals Limited (“ASA” or the “Company”) (NYSE: ASA) has unanimously adopted a limited-duration shareholder rights plan (“Rights Plan”) to protect the interests of the Company and all of its shareholders. The Rights Plan will expire at the close of business on July 29, 2025 or upon the certification of the election of a new Board at the Company’s next shareholder meeting, whichever occurs first.

The Rights Plan was adopted in response to the recent and ongoing efforts of Saba Capital Management, LP (“Saba”) to gain control of the Company’s Board and fundamentally change the Company’s direction without meaningful input from Company shareholders.  Based on public filings, Saba’s current position in ASA represents approximately 17.18% of ASA’s outstanding common shares.  The Board is currently composed of two directors who were proposed by Saba and elected at the Company’s April 26, 2024 shareholder meeting (the “New Directors”), and two directors who were proposed by the prior Board and re-elected at the April 26, 2024 shareholder meeting (the “Legacy Directors”).

The Committee was established by the prior Board on April 26, 2024 to review, consider, make determinations and approve or otherwise cause the Company to take actions with respect to any matters relating to a shareholder rights plan. The Legacy Directors are currently the sole members of the Committee. The prior Board adopted previous rights plans before the New Directors were elected to the Board. The current Rights Plan has been adopted in response to more recent facts and circumstances presented by the ongoing actions of the New Directors in furtherance of Saba’s interests.

Specifically, the limited-duration Rights Plan was adopted after concerted but unsuccessful efforts by the Legacy Directors to engage with the New Directors on the latter’s views about the Company’s future direction and how to provide shareholders a meaningful say in shaping that direction.  Notwithstanding the statements made by Saba in its 2024 proxy statements that Saba’s nominees “will bring fresh ideas and perspectives to address the Fund’s deep trading discount,” neither Saba nor its nominated New Directors have offered any ideas regarding the discount, made any recommendations to improve shareholder value or manager performance, or provided thoughts as to alternative investment advisers, despite repeated requests from the Legacy Directors to do so. Instead, the New Directors have blocked the nomination of a Company slate of Board nominees as an alternative to the Board slate Saba proposed in its Schedule 13D/A filing of September 19, 2024. It is the Committee’s belief that the New Directors are acting to enable Saba to run its Board slate without alternative, independent candidates and thereby achieve full control of ASA.

The Committee recognizes that Saba has a large share position and affiliated status with the Company. Accordingly, the Legacy Directors have in recent months attempted to engage directly with Saba to reach an agreement that is consistent with principles of shareholder franchise and that allows the Company’s shareholder base as a whole to determine whether any changes to the Company’s status as a non-diversified, equity closed-end fund that seeks long-term capital appreciation through investing in the precious metals sector of the global capital markets are desired.  The Legacy Directors’ attempts have been unsuccessful. If Saba were to gain control of the Company, and based upon interaction with the New Directors, the Committee believes it is highly likely that Saba would seek to dramatically modify the Company’s core identity and strategy, including but not limited to using its large ownership stake to either become the Company’s investment adviser (notwithstanding Saba’s lack of experience in precious metals equities) and/or change the stated investment objectives and fundamental nature of ASA. Accordingly, the Committee believes that the interests of the Company and its shareholders would be adversely affected if Saba were to gain control of the Company.

With this Rights Plan, the Committee seeks to deter Saba from its efforts to fundamentally change the direction of the Company without meaningful input from all shareholders. The Committee members remain willing to engage with the full Board, Saba and other shareholders to develop constructive ideas for the future of the Company and provide shareholders a voice in determining that future.  However, at this point the Committee can only conclude, based on its recent interactions with the New Directors and Saba directly, that Saba intends to pursue its goals indirectly through the New Directors and by running its board slate for election at the next annual general meeting without opposition, without telling the Legacy Directors or shareholders what it intends to do if it achieves full control of the Board. To the contrary, the Legacy Directors have been clear with shareholders about their commitment to maintaining and protecting the Company in its stated form and as purchased by shareholders, and has honored that commitment, including by adopting a discount management program in April 2024 through stock repurchase plan, and doubling the shareholder distribution rate from $0.02 per common share to $0.04 per common share of the Company, during the fiscal year ended November 30, 2024.

ASA will issue one right for each ASA common share outstanding as of the close of business on April 9, 2025. All shareholders, including Saba, will receive one right for each share owned. The rights will initially trade with ASA’s common shares and will become exercisable only if a person acquires 15% or more of ASA’s outstanding common shares.  Any shareholders with beneficial ownership of 15% or more of ASA’s outstanding common shares (including Saba) prior to this announcement are grandfathered at their beneficial ownership levels at the date the Rights Plan was adopted but are not permitted to acquire additional common shares representing 0.25% or more of the outstanding common shares without triggering the Rights Plan.

Pursuant to the Rights Plan, should it be triggered, the Committee may decide that:

● Each holder of a right (other than the acquiring person, whose rights will have become void and will not be exercisable) will be entitled to purchase, for a purchase price of $1.00 per share, one ASA common share.

● Alternatively, (on a cashless basis) each outstanding right (other than the rights held by the acquiring person, whose rights will have become void) will be exchanged for one common share.

Further details about the Rights Plan will be contained in a Form 8-K and Form 8-A to be filed by ASA with the U.S. Securities and Exchange Commission.

About ASA

ASA is a non-diversified, closed-end fund that seeks long-term capital appreciation primarily through investing in companies engaged in the exploration for, development of projects in, or mining precious metals and minerals.

It is a fundamental policy of ASA that at least 80% of its total assets must be (i) invested in common shares or securities convertible into common shares of companies engaged, directly or indirectly, in the exploration, mining or processing of gold, silver, platinum, diamonds or other precious minerals, (ii) held as bullion or other direct forms of gold, silver, platinum or other precious minerals, (iii) invested in instruments representing interests in gold, silver, platinum or other precious minerals such as certificates of deposit therefor, and/or (iv) invested in securities of investment companies, including exchange-traded funds, or other securities that seek to replicate the price movement of gold, silver or platinum bullion.

ASA employs bottom-up fundamental analysis and relies on detailed primary research, including meetings with company executives, site visits to key operating assets, and proprietary financial analysis in investment decisions. Investors are encouraged to visit the ASA’s website http://www.asaltd.com/ for additional information, including historical and current share prices, news releases, financial statements, tax, and supplemental information.

ASA is organized under the laws of Bermuda and is permitted to register with the Securities and Exchange Commission as a closed end investment company under the terms of an exemptive order issued by the Commission in 1958.  ASA is a “passive foreign investment company” for United States federal income tax purposes. As a result, United States shareholders holding shares in taxable accounts are encouraged to consult their tax advisors regarding the tax consequences of their investment in the Company’s common shares.

About Merk

Merk Investments LLC, an SEC-registered investment adviser, provides investment advice on liquid global markets, including domestic and international equities, fixed income, commodities, and currencies. For more information on Merk, please visit www.merkinvestments.com. Merk Investments was approved as ASA’s investment adviser on April 12, 2019 by a vote of ASA shareholders.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of U.S. federal securities laws that are intended to be covered by the safe harbors created thereunder. The Company’s actual performance or results may differ from its beliefs, expectations, estimates, goals and projections, and consequently, investors should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and generally can be identified by words such as “believe,” “anticipate,” “estimate,” “expect,” “intend,” “should,” “may,” “will,” “seek,” or similar expressions or their negative forms, or by references to strategy, plans, goals or intentions. The absence of these words or references does not mean that the statements are not forward-looking. The Company’s performance or results can fluctuate from month to month depending on a variety of factors, a number of which are beyond the Company’s control and/or are difficult to predict, including without limitation: the Company’s investment decisions, the performance of the securities in its investment portfolio, economic, political, market and financial factors, and the prices of gold, platinum and other precious minerals that may fluctuate substantially over short periods of time. The Company may or may not revise, correct or update the forward-looking statements as a result of new information, future events or otherwise.

The Company concentrates its investments in the gold and precious minerals sector. This sector may be more volatile than other industries and may be affected by movements in commodity prices triggered by international monetary and political developments. The Company is a non-diversified fund and, as such, may invest in fewer investments than that of a diversified portfolio. The Company may invest in smaller-sized companies that may be more volatile and less liquid than larger more established companies. Investments in foreign securities, especially those in the emerging markets, may involve increased risk as well as exposure to currency fluctuations. Shares of closed-end funds frequently trade at a discount to net asset value. All performance information reflects past performance and is presented on a total return basis. Past performance is no guarantee of future results. Current performance may differ from the performance shown.

This press release does not constitute an offer to sell or solicitation of an offer to buy any securities.